UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Vivid Seats Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 E. Washington St., Ste. 900
Chicago, Illinois		60602
(Address of principal executive offices)

Registrant’s telephone number, including area code: 312 291-9966

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	SEATW	The Nasdaq Stock Market LLC*

* On October 16, 2026, The Nasdaq Stock Market LLC filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to (i) delist these warrants from the Nasdaq Global Select Market, which delisting will become effective on October 26, 2026, and (ii) remove these warrants from registration under Section 12(b) of the Securities Exchange Act of 1934, which deregistration will become effective 90 days, or such shorter period as the SEC may determine, after such filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Martin Taylor resigned from the Board of Directors (the “Board”) of Vivid Seats Inc. (the “Company”) on December 19, 2025 and, in connection therewith, the Board reduced its size from nine to eight directors.

On October 20, 2026, following the completion of a director search process, the Board (i) increased its size from eight to nine directors and (ii) elected Chelsea Grayson as a Class II director to fill the resulting vacancy, effective immediately. Ms. Grayson will serve until the Company’s 2029 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation, or removal. The Board does not expect Ms. Grayson to serve on any of its standing committees.

The Board has determined that Ms. Grayson qualifies as an “Independent Director” (as defined in the rules of the Nasdaq Stock Market LLC). Following Ms. Grayson’s election, six of the Board’s nine directors are Independent Directors.

There is no arrangement or understanding between Ms. Grayson and any other person pursuant to which she was selected as a director. There are no transactions involving Ms. Grayson and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

In lieu of receiving compensation for her Board service consistent with that of the Company’s other non-employee directors, Ms. Grayson will be compensated for her Board service through a monthly cash fee of $40,000. Ms. Grayson is entitled to indemnification by the Company on the same terms as it provides to its executive officers and other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date:	October 23, 2026	By:	/s/ Austin Arnett
Austin Arnett General Counsel and Corporate Secretary